                                                                   EXHIBIT 3.(i)
                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                        eTELECARE GLOBAL SOLUTIONS, INC.
                    (FORMERLY E-TELECARE INTERNATIONAL, INC.)

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned incorporators, all of legal age and majority of whom are residents of the Philippines, have this day voluntarily agreed to form a stock corporation under the laws of the Republic of the Philippines.

                             THAT WE HEREBY CERTIFY:

FIRST:   That the name of this Corporation shall be:

                        eTELECARE GLOBAL SOLUTIONS, INC.
                        (as amended on December 15, 2004)

SECOND:

         A. That the primary purpose of this Corporation is to develop and operate a call center business, which is defined as the provision of customer relationship management services through various media including, but not limited to, telephone, facsimile, e-mail, web chat and Voice-over Internet (VOIP), and any and all allied or related business.

         B. That the Corporation shall have all the express powers of a corporation as provided for under Section 36 of the Corporation Code of the Philippines.

THIRD: That the place where the principal office of the Corporation is to be established is at Metro, Manila, Philippines.

FOURTH: That the term for which the Corporation is to exist is fifty (50) years from and after the date of issuance of the certificate of incorporation.

FIFTH: That the names, nationalities, and residences of the incorporators are as follows:

         NAME                   NATIONALITY              RESIDENCE

         Alfredo I. Ayala       American        2707 Lippo Centre, 89 Queensway,
                                                Hongkong

         Ernest L. Cu           Filipino        6 Cambridge Circle, Forbes Park,
                                                Makati City

         James Franke           American        2162 Melville Drive San Marino,
                                                California 91108, USA

         Francis P. Hernando    Filipino        618 Sta. Teresita Street, Barrio
                                                Capitolyo, Pasig City

         Robert C. Cabato       Filipino        123 Buen-Mar Subdivision
                                                Manggahan, Pasig City



SIXTH: That the number of Directors of the Corporation shall be seven (7), and the names, nationalities and residences of the first directors of the Corporation are as follows: (As amended on September 12, 2003, August 17, 2005 and December 20, 2006)


*vacant
Ernest L. Cu                    Filipino       6 Cambridge Circle, Forbes Park,
                                               Makati City

Leonardo B. Alejandrino         Filipino       83 Real Street, Urdaneta Village,
                                               Makati City
*vacant
Francis P. Hernando             Filipino       618 Sta. Teresita Street, Barrio
                                               Capitolyo, Pasig
*to be filled up by qualified
directors





SEVENTH: That the authorized capital stock of the Corporation is One Hundred Thirty Million Pesos (P130,000,000), divided into One Hundred Thirty Million (130,000,000) common shares with par value of One Peso (P1.00) per share. (As amended on January 1, 2003; November 12, 3003)

No stockholder of the Corporation shall have any preemptive or preferential right to subscribe to, purchase or otherwise acquire any class of shares of stock of the Corporation, or any other securities convertible into shares of stock, issued or sold by the Corporation. (amendment approved by the board of directors on October 1, 2006 and by the stockholders on November 13, 2006)


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

EIGHTH: That the subscriber to the capital stock and the amount paid-up on their subscriptions are as follows:

Name                      Nationality       No. of Shares     Amount            Amount                 Premium
                                                              Subscribed        Subscribed               Paid
SPI Technologies,       a Filipino corp.        6,799,995     P6,799,995        P6,799,995           P68,026,440
Inc.                    with 71.93%
                        foreign equity

James Franke            American                  150,000        150,000           150,000              1,350,000

Derek Holley            American                  150,000        150,000           150,000              1,350,000

International Call      American                  200,000        200,000           200,000              1,973,560
Center Holdings,
LLC

Alfredo I. Ayala        Filipino                        1              1                 1                     -

Ernest L. Cu            Filipino                        1              1                 1                     -

Leonardo B.             Filipino                        1              1                 1                     -
Alejandrino

Francis P.              Filipino                        1              1                 1                     -
Hernando

Robert C. Cabato        Filipino                        1              1                 1                     -

TOTAL                                          P7,300,000     P7,300,000        P7,300,000            P72,700,000


NINTH: That Francis P. Hernando has been elected by the subscribers as treasurer of the Corporation to act as such until his successor is duly elected and qualified in accordance with by-laws; and that as such Treasurer, he has been authorized to receive for and in the name and for the benefit of the Corporation, all subscriptions paid in the subscriber. (As amended on September 12, 2003)


TENTH: That the Corporation manifests its willingness to change its corporate name in the event another person, firm or entity has acquired a prior right to use the said firm name or one deceptively or confusing similar to it. (As amended on September 12, 2003)

      IN WITNESS WHEREOF, we have set our hands this 28th day of January 2000 at Quezon City.

         (original signed)                           (original signed)
         ALFREDO I. AYALA                              ERNEST L. CU
            (No TIN)                                  TIN 116-222-831


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

         (original signed)                            (original signed)
           JAMES FRANKE                              FRANCIS P. HERNANDO
             (No TIN)                                  TIN 150-848-376


                                (original signed)
                                ROBERTO C. CABATO
                                 TIN 168-948-196

                           SIGNED IN THE PRESENCE OF:

           (illegible)                                    (illegible)

                                 ACKNOWLEDGMENT

Republic of the Philippines)
City of Makati             ) s.s.

         BEFORE ME, a Notary Public in and for City of Makati Philippines, this January 28, 2000 personally appeared:


     Name                         Comm. Tax Cert. No.                     Date & Place Issued
Alfredo I. Ayala                      7010484587                          June 23, 1997/US Consulate HK

Ernest L. Cu                          05783555                            Feb. 18, 1999/Paranaque

James Franke                          036148502                           Mar. 17, 1997/Los Angeles

Francis P. Hernando                   00472503                            Jan. 25, 1999/Pasig City

Robert C. Cabato                      567574                              Nat 28m 1999/Pasig City

All known to me and to me known to be the same persons who executed the foregoing Articles of Incorporation and they acknowledged to me that the same is their free and voluntary act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set me hand and affixed by notarial seal and the date and at the place first above written.

                                                            (original signed)
                                                             PAUL T. SALANGA
                                                              Notary Public
                                                         Until December 31, 2000
                                                        IBP 443259/PPLM-12-27-99
                                                          PTR 16646651-11-2000
Doc No. 394;
Page No.  79;
Book No. II;
Series of 2000.

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